EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM
We consent to the incorporation by reference

in the following Registration Statements:

1.

Registration Statement (Form S-3 No. 333-239730) of

Coronado Global Resources, Inc.;

2.

Registration Statement

(Form S-8

No. 333-236597)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;
and

3.

Registration Statement

(Form S-8

No. 333-249566)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan.

of our reports dated February 22, 2022 with respect to the consolidated financial statements of Coronado Global
Resources, Inc. and the effectiveness of internal control

over financial reporting of Coronado Global Resources,
Inc. included

in this

Annual Report

(Form 10-K) of

Coronado Global Resources,

Inc. for

the year

ended December
31, 2021.

/s/ Ernst & Young
Brisbane, Australia
February 22, 2022